FORM T-1

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

STATEMENT OF ELIGIBILITY
UNDER THE TRUST INDENTURE ACT OF 1939 OF A
CORPORATION DESIGNATED TO ACT AS TRUSTEE

CHECK IF AN APPLICATION TO DETERMINE
ELIGIBILITY OF A TRUSTEE PURSUANT TO
SECTION 305(b)(2)      [   ]

BNY MIDWEST TRUST COMPANY
(formerly known as CTC Illinois Trust Company)
(Exact name of trustee as specified in its charter)

Illinois	36-3800435
(Jurisdiction of incorporation or organization	(I.R.S. employer
if not a U.S. national bank)	identification number)

2 North LaSalle Street
Suite 1020
Chicago, Illinois	60602
(Address of principal executive offices)	(Zip code)

Nextel Communications, Inc.
(Exact name of obligor as specified in its charter)

Delaware	36-3939651
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification no.)
2001 Edmund Halley Drive
Reston, Virginia	20191
(Address of principal executive offices)	(Zip code)

Senior Debt Securities
(Title of the indenture securities)

1. General information. Furnish the following information as to the Trustee:

(a)	Name and address of each examining or supervising authority to which it is subject.

Name	Address

Office of Banks & Trust	500 E. Monroe Street
Companies of the State of	Springfield, Illinois 62701-1532
Illinois

Federal Reserve Bank of Chicago	230 S. LaSalle Street
Chicago, Illinois 60603

(b)	Whether it is authorized to exercise corporate trust powers.

Yes.

2. Affiliations with Obligor.

If the obligor is an affiliate of the trustee, describe each such affiliation.

None.

16. List of Exhibits.

Exhibits identified in parentheses below, on file with the Commission, are incorporated herein by reference as an exhibit hereto, pursuant to Rule 7a-29 under the Trust Indenture Act of 1939 (the “Act”) and 17 C.F.R. 229.10(d).

1.	A copy of Articles of Incorporation of BNY Midwest Trust Company (formerly CTC Illinois Trust Company, formerly Continental Trust Company) as now in effect. (Exhibit 1 to Form T-1 filed with the Registration Statement No. 333-47688.)

2,3.	A copy of the Certificate of Authority of the Trustee as now in effect, which contains the authority to commence business and a grant of powers to exercise corporate trust powers. (Exhibit 2 to Form T-1 filed with the Registration Statement No. 333-47688.)

4.	A copy of the existing By-laws of the Trustee. (Exhibit 4 to Form T-1 filed with the Registration Statement No. 333-47688.)

6.	The consent of the Trustee required by Section 321(b) of the Act. (Exhibit 6 to Form T-1 filed with the Registration Statement No. 333-47688.)

7.	A copy of the latest report of condition of the Trustee published pursuant to law or to the requirements of its supervising or examining authority.

SIGNATURE

        Pursuant to the requirements of the Act, the Trustee, BNY Midwest Trust Company, a corporation organized and existing under the laws of the State of Illinois, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in The City of Chicago, and State of Illinois, on the 22nd day of July, 2003.

BNY Midwest Trust Company

By: /S/ J. BARTOLINI Name: J. BARTOLINI Title: VICE PRESIDENT

OFFICE OF BANKS AND REAL ESTATE
Bureau of Banks and Trust Companies

CONSOLIDATED REPORT OF CONDITION
OF

BNY Midwest Trust Company
209 West Jackson Boulevard
Suite 700
Chicago, Illinois 60606

Including the institution’s domestic and foreign subsidiaries completed as of the close of business on March 31, 2003, submitted in response to the call of the Office of Banks and Real Estate of the State of Illinois.

	ASSETS	Thousands of Dollars

1	Cash and Due from Depository Institutions	24,268
2	U.S. Treasury Securities	-0-
3	Obligations of States and Political Subdivisions	-0-
4	Other Bonds, Notes and Debentures	-0-
5	Corporate Stock	-0-
6	Trust Company Premises, Furniture, Fixtures and
	Other Assets Representing Trust Company
	Premises	878
7	Leases and Lease Financing Receivables	-0-
8	Accounts Receivable	3,692
9	Other Assets
	(Itemize amounts greater than 15% of Line 9)
	GOODWILL 86,813	86,911
10	TOTAL ASSETS	115,749

OFFICE OF BANKS AND REAL ESTATE
Bureau of Banks and Trust Companies

CONSOLIDATED REPORT OF CONDITION
OF

BNY Midwest Trust Company
209 West Jackson Boulevard
Suite 700
Chicago, Illinois 60606

	LIABILITIES	Thousands of Dollars
11.	Accounts Payable	-0-
12.	Taxes Payable	-0-
13.	Other Liabilities for Borrowed Money	25,425
14.	Other Liabilities
	(Itemize amounts greater than 15% of Line 14)
	Reserve for Taxes 3,991
	Taxes due to Parent 2,934	7,199
15.	TOTAL LIABILITIES	32,624

	EQUITY CAPITAL
16.	Preferred Stock	-0-
17.	Common Stock	2,000
18.	Surplus	62,130
19.	Reserve for Operating Expenses	-0-
20.	Retained Earnings (Loss)	18,995
21.	TOTAL EQUITY CAPITAL	83,125
22.	TOTAL LIABILITIES AND EQUITY CAPITAL	115,749

I,      Keith A. Mica, Vice President

(Name and Title of Officer Authorized to Sign Report)

of BNY Midwest Trust Company certify that the information contained in this statement is accurate to the best of my knowledge and belief. I understand that submission of false information with the intention to deceive the Commissioner or his Administrative officers is a felony.

/s/ Keith A. Mica (Signature of Officer Authorized to Sign Report)

Sworn to and subscribed before me this 30th day of             April           , 2003.

My Commission expires May 15, 2007.

/s/ Joseph A. Giacobino, Notary Public

(Notary Seal)

     Person to whom Supervisory Staff should direct questions concerning this report.

Christine Anderson	(212) 437-5984

Name	Telephone Number (Extension)